UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 SCHEDULE 14A

 Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. _____)

Filed by the Registrant [     ]

Filed by a Party other than the Registrant [  X  ]

Check the appropriate box:

[      ]         Preliminary Proxy Statement

[      ]          Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[      ]         Definitive Proxy Statement

[  X  ]          Defininitive Additional Materials

[      ]          Soliciting Material Pursuant to § 240.14a-12

Putnam Municipal Opportunities Trust ("PMO")

(Name of Registrant as Specified In Its Charter)

Karpus Management, Inc., d/b/a Karpus Investment Management

(Name of Person(s) Filing Proxy statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[  X ]          No fee required.

[      ]          Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  1) Title of Each class of securities to which transaction applies:

  2) Aggregate number of securities to which transaction applies:

  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

  4) Proposed maximum aggregate value of transaction:

  5) Total fee paid:

SUPPLEMENT TO THE PROXY STATEMENT OF
KARPUS MANAGEMENT, INC.,
D/B/A KARPUS INVESTMENT MANAGEMENT

FOR

PUTNAM MUNICIPAL OPPORTUNITIES TRUST
ANNUAL MEETING OF SHAREHOLDERS
to be held on
MAY 25, 2011

Fellow shareholders:

This supplement to the proxy statement of Karpus Management, Inc., d/b/a Karpus Investment Management ("Karpus") is being furnished to you, the shareholders of Putnam Municipal Opportunities Trust ("PMO" or the "Fund"), in connection with the solicitation of proxies by Karpus, long-term shareholders of the Fund since 2005, for use at the at the 2011 Annual Meeting of shareholders of the Fund scheduled to be held at 10 a.m. E.S.T. on Wednesday, May 25, 2011 at the principal offices of the Fund on the 8th Floor of One Post Office Square, Boston, Massachusetts 02109, including any adjournments or postponements thereof and any meeting which may be called in lieu thereof (the "Meeting"). The proxy statement and the enclosed GREEN proxy card were first furnished to shareholders on or about March 21, 2011.

THIS SUPPLEMENT IS SENT BY KARPUS AND NOT ON BEHALF OF THE BOARD OF TRUSTEES OR MANAGEMENT OF THE FUND. Please also note that this Supplement does not change the proposals to be acted upon at the Annual Meeting, which are further described in the proxy statement previously sent to you.

  Karpus continues to urge you to vote:

    1. FOR all of Karpus' nominees,
    2. FOR Karpus' proposal to terminate the investment management agreement, and
    3. FOR Karpus' shareholder proposal to request that the Board of Trustees of PMO consider taking all steps necessary to cause PMO to utilize Municipal Term Preferred Securities (MTPS), Variable Rate Demand Preferred Securities (VRDPS) and/or Tender Option Bonds (TOBS) as alternate sources of leverage.
The purpose of this Supplement is to amend the biography for Richard W. Cohen, a director nominee nominated by Karpus for election by vote of the preferred shareholders of the Fund voting separately as a class (on page 5 of Karpus' proxy statement). Except as amended by this supplement, all information set forth in Karpus' proxy statement remains unchanged.

BIOGRAPHY OF RICHARD W. COHEN
(changes in bold and underline below with original language stricken through)

**Richard W. Cohen; Age: 56; Date of Birth: June 23, 1954; Business Address: c/o Lowey Dannenberg Cohen & Hart, P.C., White Plains Plaza, One North Broadway, White Plains, New York 10601-2310; Residence Address: 1304 Colonial Court, Mamaroneck, New York 10543; Nationality: U.S. Citizen; Share Ownership: 3,152 common shares, 1 preferred share; Professional Experience: Presently President of Lowey Dannenberg Cohen & Hart P.C., a law firm which devotes a substantial amount of its practice to representation of investors in public companies. Admitted to practice in New York and Pennsylvania, and the bars of the U.S. Courts of Appeals for the 1st, 2nd, 3rd, 6th and 11th Circuits; and the U.S. District Courts for the Southern and Eastern Districts of New York, the Eastern District of Michigan and the Eastern District of Pennsylvania; Education: Graduate of Georgetown University (A.B. 1977) and the New York University School of Law (J.D. 1980); Directorships/Other: ~~N/A~~ Director, MGT Capital Investments, Inc. (AMEX: MGT) (appointed 2011).

(continued on reverse)

REVOCATION OF PROXIES

Any proxy may be revoked as to all matters covered thereby at any time prior to the time a vote is taken by: (i) submitting to the Fund or to us a later dated written revocation or a duly executed proxy; or (ii) attending and voting at the Meeting in person (mere attendance at the Meeting will not in and of itself constitute a revocation).

Although a revocation of a proxy solicited by the Fund will be effective only if delivered to the Fund, we request that either the original or a copy of all revocations be mailed to Karpus Management, Inc., d/b/a Karpus Investment Management, c/o Regan & Associates, Inc., 505 Eighth Avenue, Suite 800, New York, New York 10018, so that we will be aware of all revocations and can more accurately determine if and when the requisite proxies have been received.